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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 4, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Reports to Shareholders of Strong Advisor U.S. Value Fund, Strong Dividend Income Fund (formerly known as the Strong American Utilities Fund), Strong Energy Fund (formerly known as the Strong Limited Resources Fund), Strong Blue Chip Fund (formerly known as the Strong Blue Chip 100 Fund) and Strong Growth and Income Fund (five series constituting the Strong Conservative Equity Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2002